FOR IMMEDIATE RELEASE

June 6, 2019

Health Insurance Innovations, Inc. Announces Transformative Acquisition and Other Material Corporate Developments

Re-enters the 65+ Insurance Market

Further Diversifies Business/Product Offering

Raises 2019 Financial Outlook

Signs New $215 Million Credit Agreement

Tampa, FL— June 6, 2019 — Health Insurance Innovations, Inc. (NASDAQ:HIIQ) (“HIIQ” or “the Company”), a leading cloud-based technology platform and distributor of affordable health insurance, life insurance and supplemental plans, today announced the acquisition of all of the outstanding equity of the businesses known as TogetherHealth, a premier direct-to-consumer platform connecting individuals with U.S. insurance carriers through consumer acquisition and engagement primarily serving the over 65 insurance market. The transaction was consummated using a mix of cash, HIIQ stock and contingent consideration and is expected to be immediately accretive to the Company’s earnings. The purchase consideration, subject to certain adjustments, includes approximately $50 million of cash and 630,000 shares of HIIQ Class A common stock, and a five-year earnout provision based on the future performance of the acquired businesses.

“This transformative acquisition offers immediate scale for us in the large and growing over-65 insurance market. This segment of the market continues to benefit from the strong, multi-dimensional tailwinds of changing demographics, as over 10,000 Americans a day turn 65 and age into Medicare. TogetherHealth broadens our product offering, expands our market opportunity, and further diversifies our business, while significantly enhancing our consumer acquisition and engagement capabilities,” said Gavin Southwell, HIIQ’s Chief Executive Officer and President.

“The acquired businesses further allow us to leverage our scalable, industry-leading technology platform and complements our diverse customer-centric strategies to build upon HIIQ’s core mission of enabling consumer access to appropriate health insurance coverage that meets their individual needs,” Mr. Southwell added.

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“I’m excited about the synergies of our expertise in the over 65 market and HIIQ’s exceptional customer service and technology platform. We believe we can quickly leverage their resources to capitalize on this opportunity and continue to build our presence in this market,” said Robert Gregg, the CEO of TogetherHealth.

2019 Financial Outlook Update

The Company expects that the acquisition will contribute at least $10 million of adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) during the remainder of fiscal year 2019, which assumes any incremental upside to earnings will be reinvested back into building a market-leading position in the over-65 health insurance and supplemental insurance markets. Accordingly, the Company is raising its previously announced 2019 outlook to account for the expected contribution of the acquired businesses and now expects full year 2019 revenues in the range of $450 million to $460 million, up from $430 million to $440 million, adjusted EBITDA guidance in the range of $82 million to $87 million, up from $72 million to $77 million and adjusted net income per share guidance in the range of $3.80 to $4.05, up from $3.50 to $3.75. The Company looks forward to providing more commentary on the progress of the integration of TogetherHealth when it reports its second quarter 2019 financial results in early August.

New $215 Million Credit Facility

HIIQ also announced that it has entered into a new $215 million credit agreement dated June 5, 2019 with a syndicate of banks, with Bank of America, N.A. as Administrative Agent and BofA Securities, Inc. and SunTrust Robinson Humphrey, Inc. as Joint Lead Arrangers and Joint Bookrunners. The credit agreement will mature in June 2022 and includes a $150 million funded term loan and $65 million in available revolving loans. The Company intends to use the net proceeds from the term loan to refinance $65 million of outstanding debt, fund the $50 million cash portion of the acquisition, and for other corporate purposes. More detailed information regarding the new credit facility will be included in the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

Commenting on the new credit facility, Mr. Southwell said, “We are pleased with the expansion of our available bank facility to $215 million. When combined with our expectation for meaningful cash flow from operations, HIIQ will maintain significant financial flexibility to continue to invest in organic and acquisition driven product and platform diversification strategies while also providing the opportunity to further execute on the Company’s previously authorized common stock repurchases. To date, under the $200 million share repurchase authorization, the Company has repurchased $106 million, or approximately 18% of the Company’s shares of common stock.”

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Conference Call and Webcast

The Company will provide additional commentary on the transactions today, June 6, 2019 at 9:00 A.M. Eastern time. All interested parties can listen by dialing (877) 451-6152 or (201) 389-0879; the conference ID is 13691566. An archive of the remarks will be available from Thursday, June 6, 2019, 12:00 PM ET until Thursday, June 13, 2019, 11:59 PM ET by dialing (844) 512-2921 or (412) 317-6671; the conference ID is 13691566. A transcript of the conference call will be made available on the Investors page of the Company’s website at HIIQ.com following the call.

About Health Insurance Innovations, Inc. (HIIQ)

HIIQ is a market leading cloud-based technology platform and distributor of innovative health and life insurance products that are affordable and meet the needs of consumers. HIIQ helps develop insurance products through our relationships with best-in-class insurance companies and markets them via its broad distribution network of third-party licensed insurance agents across the nation, its call center network and its unique online capability. Additional information about HIIQ can be found at HIIQ.com. HIIQ’s Consumer Division includes AgileHealthInsurance.com, a website for researching, comparing and purchasing short-term health insurance products online and HealthPocket.com, a free website that compares and ranks all health insurance plans, and uses objective data to publish unbiased health insurance market analyses and other consumer advocacy research.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans and projections regarding new markets, products, services, growth strategies, anticipated trends in our business and anticipated changes and developments in the United States health insurance system and laws. Forward-looking statements are based on HIIQ’s current assumptions, expectations and beliefs are generally identifiable by use of words “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or similar expressions and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. These risks and uncertainties include, among other things, our ability to maintain relationships and develop new relationships with health insurance carriers and distributors, our ability to retain our members, the demand for products offered through our platform, regulatory oversight and examinations of us and our carriers and distributors, legal and regulatory compliance by our carriers and distributors, the amount of commissions paid to us or changes in health insurance plan pricing practices, competition, changes and developments in the United States health insurance system and laws, and HIIQ’s ability to adapt to them, the ability to maintain and enhance our name recognition, integration challenges and other difficulties arising from acquisitions or other strategic transactions, and our ability to build the necessary infrastructure and processes to maintain effective controls over financial reporting. These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements will be discussed in HIIQ’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) as well as other documents that may be filed by HIIQ from time to time with the Securities and Exchange Commission, which are available at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. You should not rely on any forward-looking statement as representing our views in the future. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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Non-GAAP Financial Information

To supplement HIIQ’s financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, HIIQ presents certain financial measures that are not prepared in accordance with GAAP, including adjusted EBITDA and adjusted earnings per share (adjusted EPS), which are defined below. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

HIIQ presents these non-GAAP financial measures to assist investors in seeing HIIQ’s operating results through the eyes of management and because HIIQ’s believes that these measures provide a useful tool for investors to use in assessing HIIQ’s operating performance against prior period operating results and against business objectives. HIIQ uses the non-GAAP financial measures in evaluating its operating results and for financial and operational decision-making purposes.

HIIQ defines adjusted EBITDA as EBITDA adjusted for items such as stock-based compensation and related costs, and items that are not generally a part of regular operating activities, including tax receivable adjustments, indemnity and other related legal costs, and severance, restructuring, and acquisition costs.

HIIQ defines adjusted net income as net income then add back amortization (but not depreciation), interest, tax expense, items such as stock-based compensation and related costs, and other items that are not generally a part of regular operating activities, including, tax receivable adjustments, indemnity and other related legal costs, severance, restructuring, and acquisition costs. From adjusted pre-tax net income we apply a pro forma tax expense calculated at an assumed rate of 24%, which consists of the maximum federal corporate rate of 21%, with an assumed 3% state tax rate.

HIIQ calculates adjusted EPS by dividing adjusted net income by the total number of weighted-average diluted Class A and weighted-average Class B shares of our common stock for each period.

HIIQ has not reconciled adjusted EBITDA guidance or adjusted EPS guidance to GAAP net income or GAAP net income per diluted share, respectively, because HIIQ does not provide guidance for the reconciling items between these measures and GAAP net income or GAAP net income per diluted share, respectively. As certain of the items that impact GAAP net income and/or GAAP net income per diluted share cannot be reasonably predicted at this time, HIIQ is unable to provide such guidance. Accordingly, a reconciliation to GAAP net income or GAAP net income per diluted share is not available without unreasonable effort.

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Contacts:

Health Insurance Innovations, Inc.:
Michael Hershberger
Chief Financial Officer
(813) 397-1187
mhershberger@hiiq.com

Investor Contact:
Westwicke
Bob East
Jordan Kohnstam
Asher Dewhurst
(443) 213-0500
hiiq@westwicke.com

Media Contact:
Westwicke PR
Jim Heins
(203) 682-8251
james.heins@icrinc.com

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